UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 8, 2010

PHOENIX FOOTWEAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31309	15-0327010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 106 Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including are code (760) 602-9688

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on October 9, 2009, Phoenix Footwear Group, Inc. (the “Company”) received written notice from the NYSE Amex LLC (the “NYSE Amex”) indicating that it did not meet certain of the continued listing standards of the NYSE Amex. Specifically, the notice stated that the Company was not in compliance with Section 1003(a)(ii) of the NYSE Amex Company Guide, with stockholders equity of less than $4 million and losses from continuing operations and/or net losses in three of its four most recent fiscal years.

On June 8, 2010, the Company received written notice from the NYSE Amex indicating that the Company has resolved the continued listing deficiency and regained compliance with the continued listing standards of NYSE Amex. This conclusion was based upon a review of the Company’s Form 10-K for the year ended January 2, 2010 and Form 10-Q for the quarter ended April 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.
(Registrant)

Date: June 11, 2010	/s/ Dennis T. Nelson
Dennis T. Nelson
Chief Financial Officer, Secretary and Treasurer